                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February ___, 2004 in Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus of Peninsula Pharmaceuticals, Inc. for the registration of shares of its common stock.

                                                          Ernst & Young LLP

Palo Alto, California
February ___, 2004



The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in the third paragraph of Note 2 to the financial statements.

                                                      /s/ Ernst & Young LLP

Palo Alto, California
February 12, 2004